EXHIBIT 4.1





                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

     We have issued our report dated September 14, 1999 on the statement of financial condition and related portfolio of Ranson Unit Investment Trusts Series 86 as of September 14, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
September 14, 1999